SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2008

KINDER TRAVEL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52706	20-4939361
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
20385 64th Avenue Langley, B.C. CANADA V2Y 1N5 (Address of principal executive offices)

604-514-1962 (Registrant’s Telephone Number)

N/A (Former name or former address, if changed since last report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐    Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2008, the Board of Directors of Kinder Travel, Inc. (the “Company”) nominated Mr. Dirk Holzhauer to become the Company’s Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director. On September 16, 2008, Mr. Holzhauer accepted the appointment, and Ms. Martha Jimenez, the Company’s former interim Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director resigned. The resignation did not involve any disagreement with the Company.

Mr. Holzhauer, age 39, was the original founder of Kinder Travel, Inc. Since 1989 he has worked in the travel services sector of various German travel agencies and tour operators, leading branches of DER in Cologne and Frankfurt. From 1999 to 2001, Mr. Holzhauer worked as a travel agent for Uniglobe Advance Travel in Vancouver, BC. Between 2001 and 2004, Mr. Holzhauer was employed as a travel agent at Yaletown Travel Inc., also located in Vancouver, BC. Mr. Holzhauer immigrated to Canada in 1996 and established himself as travel agent in the local retail sector.

Kinder Travel, Inc. was founded by Dirk in January 2005 as a small boutique style niche travel service provider. The focus is primarily family travel as well as ministry and missions travel, and corporate travel. The approach is to offer online self serve capabilities but to provide full flexibility and assist personally in planning travel arrangements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Kinder Travel, Inc.

Date: September 22, 2008	By:	/s/ Dirk Holzhauer
Dirk Holzhauer
Chief Executive Officer